UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2019

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive office) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02	Termination of a Material Agreement.

On January 15, 2019, Energy Transfer LP, a Delaware limited partnership (the “Partnership”), paid in full all outstanding borrowings under that certain Senior Secured Term Loan Agreement, dated as of February 2, 2017, among the Partnership, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto (as amended, modified or otherwise supplemented to date, the “Term Loan Agreement”), and thereafter terminated the Term Loan Agreement. In connection with the termination of the Term Loan Agreement, the collateral securing certain series of the Partnership’s outstanding senior notes was released in accordance with the terms of the applicable indentures governing such senior notes.

The Term Loan Agreement and the description thereof are incorporated by reference to the Partnership’s Current Report on Form 8-K filed on February 2, 2017 and Exhibit 10.1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP

	By:	LE GP, LLC, its general partner

Date: January 22, 2019	By:	/s/ Thomas E. Long
		Name:	Thomas E. Long
		Title:	Chief Financial Officer

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